CERTIFICATE OF INCORPORATION

                                      OF

                            WHITMAN MEDICAL CORP.

            THIS IS TO CERTIFY THAT there is hereby organized a corporation under and by virtue of N.J.S. 14A:1-1 et seq., the "New Jersey Business Corporation Act."

            1. The name of the corporation is WHITMAN MEDICAL CORP.

            2. The address and zip code of this corporation's initial registered office is 990 Raritan Road, Clark, New Jersey 07066 and the name of this corporation's initial registered agent at such address is Marvin Gordon.

            3. The purposes for which this corporation is organized are to engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act" (N.J.S. 14A:1-1 et seq) and, without limitation, to manufacture, sell, distribute and otherwise deal in medical devices and products.

            4. The aggregate number of shares which the corporation shall have authority to issue is two thousand five hundred (2,500), without par value.

            5. The first Board of Directors of this corporation shall consist of two (2) directors and the name and address of each person who is to serve as such director is:

                              Marvin Gordon
                              27 Lynnfield Drive
                              East Windsor, New Jersey 08520

                              Joseph Lichtenstein
                              101 Devon Road
                              Colonia, New Jersey 07067

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            6. The name and address of the incorporator is:

                              E. Cooke Rand, Esq.
                              295 Madison Avenue
                              New York, N.Y. 10017

            7. The shareholders shall have preemptive rights.

            IN WITNESS WHEREOF, the incorporator, being over the age of twenty-one years, has signed this Certificate this 5th day of March, 1979.

                                              /s/ E. COOK RAND
                                              ----------------------------------
                                                  E. Cooke Rand

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                           CERTIFICATE OF AMENDMENT

                                      OF

                            WHITMAN MEDICAL CORP.

            Pursuant to the provisions of Section 14A:9-4 of the New Jersey Business Corporation Act, the undersigned corporation adopts the following Certificate of Amendment to its Certificate of Incorporation, which amendment increases the number of authorized shares of the corporation and abolishes existing preemptive rights.

            1. The name of the corporation is Whitman Medical Corp.

            2. The following amendment to the Certificate of Incorporation was adopted by the shareholders of the Corporation on March 16, 1981:

               (a) Section 4 of the Certificate of Incorporation is hereby amended to read as follows:

                   "4. The aggregate number of shares which the Corporation shall have authority to issue is two million (2,000,000), without par value."


               (b) The Certificate of Incorporation is hereby amended by deleting therefrom Section 7 which read as follows:

                   "7. The Shareholders shall have preemptive rights."

            3. The number of shares of the corporation issued and outstanding at the time of the adoption of the amendment was two thousand five hundred (2,500); and the number of shares entitled to vote thereon was two thousand five hundred (2,500).

            4. The holders of all of the shares outstanding and entitled to vote on said amendment have signed a consent in writing adopting said amendment.

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            5. The number of shares of the corporation issued and outstanding at the time of the adoption of the amendment was two thousand five hundred (2,500), without par value. Such issued and outstanding shares shall be divided into 333,390 shares, without par value, at the rate of 133.34 shares for each share issued and outstanding at the time of the adoption of the amendment.

            6. This amendment is to become effective upon the date of filing.

            IN WITNESS WHEREOF we have hereunto set our hands the 23rd day of March, 1981.

                                          WHITMAN MEDICAL CORP.

                                          By: /s/ MARVIN GORDON
                                             -----------------------------------
                                                  Marvin Gordon, President


                                              /s/ JOSEPH LICHTENSTEIN
                                             -----------------------------------
                                                  Joseph Lichtenstein
                                                       Secretary

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                       CERTIFICATE OF AMENDMENT TO THE
                       CERTIFICATE OF INCORPORATION OF
                            WHITMAN MEDICAL CORP.

            Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3) of the New Jersey Business Corporation Act, WHITMAN MEDICAL CORP. adopts the following Certificate of Amendment to its Certificate of
Incorporation:

            1. The name of the Corporation is WHITMAN MEDICAL CORP.

            2. The following amendment to the Certificate of Incorporation was adopted by the shareholders of the Corporation on November 24, 1987:

                        The Certificate of Incorporation is hereby
                  amended by the addition of Section 7, which shall read as follows:


                        7.    The Directors of the Corporation shall
                  not be personally liable to the Corporation or its Shareholders for damages for breach of any duty owed to the Corporation or its Shareholders. Notwithstanding the foregoing, a Director shall not be relieved from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its Shareholders,
                  (b) not in good faith or involving a knowing violation of law, or (c) resulting in the receipt of such person of an improper personal benefit.

            3. The number of shares of the Corporation entitled to vote on the amendment at the time of its adoption was 1,107,585, all of one class.

            4. The number of shares voted for the amendment was 806,622 and the number of shares voted against the amendment was 17,150.

            5. This amendment shall become effective upon the date of filing.

Dated: December ___, 1987.                WHITMAN MEDICAL CORP.

                                          By: /s/  MARVIN GORDON
                                             -----------------------------------
                                                   Marvin Gordon, President

                           CERTIFICATE OF AMENDMENT

                                      OF

                            WHITMAN MEDICAL CORP.

            Pursuant to the provisions of Section 14A:9-4 of the New Jersey Business Corporation Act, the undersigned corporation adopts the following Certificate of Amendment to its Certificate of Incorporation, which amendment increases the numbers of authorized shares of the corporation.

            1. The name of the corporation is Whitman Medical Corp.

            2. The following amendment to the Certificate of Incorporation was adopted by the shareholders of the Corporation on October 16, 1990: Section 4 of the Certificate of Incorporation is hereby amended to read as follows:

                  "4. The aggregate number of shares which the Corporation shall have authority to issue is four million (4,000,000), without par value."

            3. The number of shares of the corporation issued and outstanding at the time of the adoption of the amendment was one million one hundred thirty five thousand two hundred and nine (1,135,209); and the number of shares entitled to vote thereon was one million one hundred thirty five thousand two hundred and nine (1,135,209).

            4. The number of shares of the corporation voting in favor of the amendment was nine hundred nineteen thousand seven hundred and eighty two (919,782); and the number of shares of the corporation voting against the amendment was twenty four thousand nine hundred and fifty (24,950).

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            5. This amendment is to become effective upon the date of filing.

            IT WITNESS WHEREOF, we have hereunto set our hands the 30th day of October, 1990.

                                    WHITMAN MEDICAL CORP.

                                    By: /s/  MARVIN GORDON
                                       -----------------------------------------
                                             Marvin Gordon, President

                                        /s/  JOSEPH LICHTENSTEIN
                                       -----------------------------------------
                                             Joseph Lichtenstein, Secretary

                           CERTIFICATE OF AMENDMENT

                                      OF

                            WHITMAN MEDICAL CORP.

            Pursuant to the provisions of Section 14A:9-4 of the New Jersey Business Corporation Act, the undersigned corporation adopts the following Certificate of Amendment to its Certificate of Incorporation, which amendment increases the numbers of authorized shares of the corporation.

            1. The name of the corporation is Whitman Medical Corp.

            2. The following amendment to the Certificate of Incorporation was adopted by the shareholders of the corporation on November 19, 1992:

                  Section 4 of the Certificate of Incorporation is hereby amended to read as follows:

                          4. The aggregate number of shares which the Corporation shall have authority to issue is fifty million (50,000,000), without par value.

            3. The number of shares of the corporation entitled to vote thereon at the time of the adoption of the amendment was three million one hundred fifty three thousand seven hundred and ten (3,153,710).

            4. The number of shares of the corporation voting in favor of the amendment was two million seven hundred and sixteen thousand nine hundred and eighty two (2,716,982); and the number of shares of the corporation voting against the amendment was four thousand (4,000).

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            5. This amendment is to become effective upon the date of filing.

            IN WITNESS WHEREOF, we have hereunto set our hands the 26th day of November, 1992.

                                       WHITMAN MEDICAL CORP.

                                       By: /s/  MARVIN GORDON
                                          --------------------------------------
                                                Marvin Gordon, President

                                           /s/  JOSEPH LICHTENSTEIN
                                          --------------------------------------
                                                Joseph Lichtenstein, Secretary

                          CERTIFICATE OF AMENDMENT7

                                      OF

                            WHITMAN MEDICAL CORP.

            Pursuant to the provisions of Section 14A:9-4 of the New Jersey Business Corporation Act, the undersigned corporation adopts the following Certificate of Amendment to its Certificate of Incorporation, which amendment changes the name of the corporation.

            1. The name of the corporation is WHITMAN MEDICAL CORP.

            2. The following amendment to the Certificate of Incorporation was adopted by the shareholders of the corporation on March 8, 1996:

            Section 1 of the Certificate of Incorporation is hereby amended to read as follows:

            "1.   The name of the corporation is WHITMAN EDUCATION
            GROUP, INC."

            3. The number of shares of the corporation entitled to vote thereon at the time of the adoption of the amendment was 4,396,762.

            4. The number of shares of the corporation voting in favor of the amendment was 3,278,637; and the number of shares of the corporation voting against the amendment was 1,900.

            5. This amendment is to become effective on the date of filing.

            IN WITNESS WHEREOF, I have hereunto set my hand this 13th day of March, 1996.

                                          WHITMAN MEDICAL CORP.

                                          By: /s/  RANDY S. PROTO
                                             -----------------------------------
                                                   Randy S. Proto, President